Exhibit 99.1

FROM:	INTRICON CORPORATION	SCA-444
CONTACT:	Mark S. Gorder, IntriCon Marian Briggs/Matt Sullivan, Padilla Speer Beardsley	651-636-9770 612-455-1700
FOR IMMEDIATE RELEASE

INTRICON STRENGTHENS LEADERSHIP WITH
NEW CHIEF FINANCIAL OFFICER
William J. Kullback Brings 20 Years of Broad Financial Management
and Accounting Experience

ST. PAUL, Minn. — April 26, 2005 — IntriCon Corporation (AMEX: IIN), formerly Selas Corporation of America, has named William J. Kullback, 45, its new chief financial officer, effective immediately.

        Kullback previously served as senior vice president and chief financial officer of MedSource Technologies, Inc., a Minneapolis-based $185 million, publicly traded provider of engineering and manufacturing services, and supply chain management solutions to the medical device industry. Prior to MedSource, he was executive vice president and chief financial officer for PEMSTAR Inc., a $700 million, Rochester, Minn.-based publicly traded engineering and manufacturing services corporation serving medical, technology and industrial companies.

        “We’re pleased to have Bill join IntriCon’s management team at such an exciting time for our company,” said Mark S. Gorder, president and chief executive officer. “His significant experience in the high technology, medical device and related industries is a tremendous asset as we focus on emerging prospects in our Precision Miniature Medical and Electronic Products business, and already established opportunities in Hearing-Health and Professional Audio Communications.”

        Kullback assumes the role of CFO from Robert F. Gallagher, who is pursuing an opportunity outside of the company. Kullback reports to Gorder.

        Said Kullback, “IntriCon has just emerged from transition with a clear focus and a defined vision. I’m very pleased to join Mark and the experienced management team at this pivotal stage. Through established successes and new opportunities, we’re committed to growing the company.”

(more)

Intricon/Selas Corporation
April 26, 2005

        In addition to his tenure at MedSource and PEMSTAR, Kullback served as chief financial officer for Crenlo, Inc., Rochester, Minn., AtriCure, Inc., Cincinnati, Ohio, and held management positions at the Stant Corporation, Richmond, Ind. He also worked for several years with Price Waterhouse in Hartford, Conn., and Oakbrook, Ill. Kullback earned an M.B.A. and a B.A. from the State University of New York at Buffalo.

About IntriCon Corporation
Headquartered in Arden Hills, Minn., IntriCon, formerly Selas Corporation of America, designs, develops, engineers and manufactures microminiaturized medical and electronic products. The Company supplies microminiaturized components, systems and molded plastic parts, primarily to the hearing instrument manufacturing industry, as well as the computer, government, electronics, telecommunications and medical equipment industries. The Company has facilities in the United States, Asia and Europe. IntriCon’s common stock is traded on the American Stock Exchange under the symbol “IIN.” For more information on the company visit www.intricon.com.

Forward-Looking Statements
Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, the emerging prospects in IntriCon’s business. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that are, in some cases beyond the Company’s control, and may cause the Company’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, the risk that the Company may not be able to achieve its long-term strategy, weakening demand for products of the Company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the Company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the Company’s products, ability to create and market products in a timely manner, risks arising in connection with the insolvency of Selas SAS, competition by competitors with more resources than the Company, foreign currency risks arising from the Company’s foreign operations, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2004. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

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